Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of HOOKIPA Pharma Inc. of our report dated March 15, 2023 relating to the financial statements, which appears in HOOKIPA Pharma Inc.'s Annual Report on Form 10-K for the year ended December 31, 2022.

Vienna, Austria

April 13, 2023

PwC Wirtschaftsprüfung GmbH
/s/ Stefano Mulas
Stefano Mulas
German Certified Public Accountant